UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2014

Aware, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

(781) 276-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On May 21, 2014, we held an annual meeting of stockholders. A total of 22,627,375 shares of our common stock were outstanding as of April 3, 2014, the record date for the annual meeting. The first matter acted upon at the annual meeting was the election of two Class III directors of our board of directors. Our stockholders elected Adrian F. Kruse and John S. Stafford, Jr. as members of our board of directors as Class III directors for a three-year term. The final results of the vote, as reported by our inspector of elections, were as follows:

Nominee	For	Withheld
Adrian F. Kruse	14,219,470	980,103
John S. Stafford, Jr.	14,424,288	775,285

The second matter acted upon at the annual meeting was an advisory vote on the approval of named executive officer compensation. Our stockholders approved, on an advisory basis, the compensation of individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2013 proxy statement pursuant to the compensation disclosure rules of the SEC. The final results of the vote, as reported by our inspector of elections, were as follows:

For	Against	Abstain
14,322,373	845,788	31,412

Our board of directors has decided to hold advisory stockholder votes to approve the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K every year until the next required vote on the frequency of such advisory votes.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Kevin T. Russell
Kevin T. Russell Co-President and co-Chief Executive Officer

Date: May 22, 2014

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